EXHIBIT 4.1

                           ROYAL FINANCIAL CORPORATION
                             1999 STOCK OPTION PLAN

This Plan (the "Plan") of Royal Financial Corporation (the "Company") provides that options for up to 2,500,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Stock"), may be granted to employees of the Company and its subsidiaries, as defined below, and to others who are in a position to make significant contributions to the success of the Company and its subsidiaries, as defined below. Options granted pursuant to the Plan will be "Non-qualified Options".

1. PURPOSE. The purpose of this Plan is to attract and retain employees and others who are in a position to contribute significantly to the success of the Company, to reward such contributions, and to encourage option holders to advance the long term interests of the Company through ownership of its Stock.

2. ADMINISTRATION.

(a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board, subject to the express provisions of the Plan, shall determine those persons to be granted options, the times when options shall be granted, the number of Shares subject to each option, and the terms and conditions of each option. The Board shall establish the form of instruments granting options and any other instruments under the Plan, and the rules and regulations for the administration of the Plan, and may amend and rescind such instruments, rules and regulations. The Board shall interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan, and such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 15 hereof, the Board may, both generally and in particular instances, waive compliance by an optionholder with any obligation to be performed under an option and waive any condition or provision of any option.

(b) Committee. The Board may, in its discretion, delegate its powers with respect to the Plan to a Stock Option Plan Committee (the "Committee"), in which event all references to the Board hereunder shall be deemed to refer to the Committee. The Committee shall be appointed by the Board and shall consist of at least two persons, each of whom shall be a director of the Company and each of whom shall be disinterested, as such term is defined from time to time in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and each of whom shall be an outside Director, as defined in Section 162(m) of the Code and related legislative history. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee.

(c) With respect to the participation of any officer or director in the Plan, his or her selection as an optionee, the number of option shares to be allocated to such officer or director, the exercise price and vesting of the options and all other terms and conditions of such options shall be determined by, or only in accordance with, the recommendations of a Committee established pursuant to the foregoing Section 2(b).
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3. EFFECTIVE DATE AND TERM. This Plan shall become effective upon adoption by the Board or approval by the stockholders by at least a majority vote at a duly held meeting (or by written consent as provided by applicable law), whichever is earlier, but shall not become effective unless stockholder approval is obtained within twelve (12) months before or after the adoption of the Plan by the Board. The Board may grant options under this Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval. This Plan shall terminate ten years after its effective date.

4. SHARES SUBJECT TO THE PLAN. The Shares shall be reserved for issuance upon the exercise of options granted under the Plan. Shares subject to an option which expires or is terminated may again be subjected to an option under the Plan. Shares delivered under the Plan may be authorized but unissued Stock or treasury Stock. No fractional Shares shall be issued under the Plan.

5. CHANGES IN CAPITAL STOCK. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be adjusted appropriately in a manner determined by the Board to be equitable, whose determination shall be binding. The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

6. ELIGIBILITY. All employees of the Company and its subsidiaries, as well as those other persons or entities who, in the opinion of the Board, are in a position to contribute significantly to the success of the Company or its subsidiaries, shall be eligible to receive options under the Plan. A "subsidiary" for purposes of the Plan shall be a subsidiary corporation as defined in Section 424(f) of the Code. Receipt of options under the Plan or of awards under any other employee benefit plan of the Company or any of its subsidiaries shall not preclude an employee from receiving options or additional options under the Plan. In granting options the Board may include or exclude previous participants in the Plan as the Board may determine.

7. TERMS AND CONDITIONS OF OPTIONS.

(a) Exercise Price. The exercise price of each option shall be determined by the Board but shall not be less than 100% of the fair market value of the stock subject to the option on the date of grant; nor shall the exercise price of any option be less, in the case of an original issue of authorized stock, than par value. For this purpose, "fair market value" shall be determined by the Board in good faith on a basis consistent with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(b) Duration, Vesting and Conditions of Exercise. Each option shall be exercisable during such period or periods as the Board may determine, but in no case after the expiration of ten years from the date of grant. In the discretion of the Board, options may be exercisable (i) in full upon grant or (ii) over or
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after a period of time conditioned on satisfaction of certain Company, division, group, office, individual or other performance criteria, including the continued performance of services to the Company or its subsidiaries. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

8. EXERCISE OF OPTIONS. Any exercise of an option shall be in writing pursuant to a written instrument in the form prescribed by the Board, signed by the proper person and delivered to the Company, accompanied by (a) such documents as may be required by this Plan, by such written instrument, or by the Board, and
(b) payment as required by such written instrument for the number of Shares for which the option is exercised. In addition, each exercise of an option shall be subject to such additional conditions as may be required by the Board, including without limitation those described in Section 9 of this Plan. No exercise of an option shall be effective, and the Company shall not be obligated to deliver any Shares, until all requirements and conditions for exercise have been met to the satisfaction of the Board.

9. CONDITIONS TO EXERCISE OF OPTIONS. Except as waived by the Board in a particular case, all the following conditions shall be complied with as a condition to the exercise of each option granted under the Plan:

(a) Legal Matters. In the opinion of the Company's counsel all applicable federal and state laws and regulations, including securities laws and regulations, shall have been complied with, and legal matters in connection with the issuance and delivery of such Shares shall have been approved by the Company's counsel.

(b) Listing and Registration of Shares. If at any time the Board shall determine that the listing, registration or qualification of the Shares covered by any option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such option or the issuance or purchase of Shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effective or obtained free of any conditions not acceptable to the Board.

(c) Tax Undertakings. The Board may require the optionholder to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes, including withholding from regular cash compensation or giving of security to the Company adequate to meet the potential liability of the Company for withholding of tax) prior to the delivery of any Shares pursuant to the exercise of the option.

(d) Evidence of Authority. If an option is exercised by the legal representative of a deceased optionholder or by a person to whom the option has been transferred by the optionholder's will or by applicable laws of descent and distribution, the Company shall not be obligated to deliver Shares until satisfied as to the authority of the person exercising the option.

(e) Restrictions on Transfer of Stock. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws, the Company may require, as a
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condition to exercise of an option, such representations or agreements from the optionholder as counsel for the Company may consider appropriate to avoid violation of such Act or such state securities laws and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer. In addition, the Board may require as conditions to the grant or exercise of any option that the optionholder agree in writing to (i) restrictions on the transfer of Shares, (ii) a right of first refusal of the Company to repurchase Shares in the event the holder desires to sell such Shares, and (iii) a right of the Company to repurchase Shares in the event of termination of employment or death or disability. Such restrictions and rights on the part of the Company shall be identified in the instrument granting the option.

10. PAYMENT FOR SHARES.

(a) Exercise Price. The exercise price for Shares purchased under an option shall be paid as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company; (ii) if permitted by the terms of the option (or if permitted by the Board), by the delivery of share of Stock having a fair market value (as determined by the Board in good faith in its reasonable discretion) on the date of exercise equal to the exercise price, or (iii) by a combination of cash and Stock.

(b) Promissory Note. To the extent permitted by an applicable margin regulations of the Board of Governors of the Federal Reserve System and other provisions of applicable law, the instrument granting an option may, in the discretion of the Board, permit the exercise price for Shares to be paid by payment of at least the par value by a combination of cash and Stock as provided above, and delivery to the Company of the optionholder's promissory note for the balance of the exercise price. Unless otherwise specified by the Board in the instrument granting the option, such note (i) shall bear interest at least equal to the Applicable Federal Rate, as determined under Section 1274(d) of the Code and published by the Service on a monthly basis, in effect for the month of exercise, (ii) shall be a fully recourse note, (iii) shall be secured by a pledge of the Shares acquired by exercising the option, and (iv) shall be payable in equal annual installments of principal and interest over a period of not more than five years after the exercise date (except that any such note shall be payable on demand in the event of termination of employment). Any such promissory note shall be in a form satisfactory to the Company.

11. NO RIGHTS AS STOCKHOLDER. Optionholders shall not have the rights of stockholders with regard to options granted under the Plan, except as to Shares actually purchased pursuant to such options.

12. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.

(a) Termination In General. Upon termination of the employment of an optionholder, any unexercised options shall terminate immediately, except as provided in Subsections (b), (c) and (d) below. For purposes of this Section 13, employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment among the Company and its subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option, which in the case of an Incentive Option is a transaction to which Section 424(a) of the Code applies.

For all purposes of this Section 13, the term "employment" shall include the relationships of optionholders to the Company as directors, consultants and professional advisors.

(b) Termination Not For Cause. If such termination was not for cause, the optionholder may exercise any option which was otherwise exercisable on the date of termination for a period ending on the earlier of (i) the last day of the third month after such termination and (ii) the expiration date of such option pursuant to the first sentence of Section 7(c).

(c) Death. If termination of employment results from the optionholder's death, any option which was otherwise exercisable by such optionholder as of the time immediately before his or her death shall be exercisable by the optionholder's estate or by any person who acquired the options by bequest or inheritance for a period ending on the earlier of (i) one year after the death of the optionholder and (ii) the expiration date of such option pursuant to the first sentence of
Section 7(c). The Board may permit any option to be exercised for up to the total number of Shares subject to the option, or grant an option which by its terms is exercisable for up to the total number of Shares subject to the option, at any time within one year after the death of the optionholder, consistent with the above provisions.

(d) Disability. If the termination of employment results from the optionholder's disability, any option which was otherwise exercisable by such optionholder immediately prior to the termination of his employment shall be exercisable by him or her (or his or her legal representative) for a period ending on the earlier of (i) one year after such termination and (ii) the expiration date of such option pursuant to the first sentence of Section 7(c). The Board may permit any option to be exercised for up to the total number of Shares subject to the option, or grant an option which by its terms is exercisable for up to the total number of Shares subject to the option, at any time within one year after termination of employment, consistent with the above provisions. The term "disability" shall for this purpose be defined as such term is defined in
Section 22(e)(3) of the Code.

13. REORGANIZATIONS.

(a) Substitute Options. If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation the Board shall authorize the issuance or assumption of a stock option in a transaction to which Section 424(a) of the code applies, then, notwithstanding any other provision of the Plan, the Board may grant an option upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of said Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

(b) Termination of Options. In the event of a consolidation or merger in which the Company is not the surviving corporation, the acquisition of all or substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate, provided that at least 20 days prior to the effective date of any such merger, consolidation, acquisition of stock or sale of assets, the Board may either (i) accelerate the exercisability, prior to the effective date of such merger, consolidation, acquisition of stock or sale of assets, of all outstanding options granted under this Plan, (ii) arrange, if there is a surviving or acquiring corporation, subject to consummation of the merger, consolidation or sale of assets, to have that corporation or an affiliate of that corporation grant to employees and other optionholders replacement options (with substantially similar or, if not adverse to the optionees, different provisions with respect to exercisability), (iii) cancel all outstanding options in exchange for consideration in cash in an amount equal to the value of the shares, as determined by the Board in good faith, the optionee would have received had the option been exercised (to the extent then exercisable or to a greater extent, including in full, as the Board may determine) less the option price therefor, (iv) permit the purchaser of the Company's stock to deliver to the optionee the same kind of consideration that is delivered to the stockholders of the Company in cancellation of such options in an amount equal to the value of the shares, as determined by the Board in good faith, the optionee would have received had the option been exercised (to the extent then exercisable or to a greater extent, including in full, as the Board may determine), less the option price therefor, or (v) any combination of the above.

(c) Royal Mortgage Corporation/Davenport Ventures, Inc. In August 1998, the Company was formed as a result of a merger between Royal Mortgage Corporation and Davenport Ventures, Inc. in which Davenport Ventures, Inc. was the surviving company. As part of this merger, Davenport Ventures, Inc. changed its name to Royal Financial Corporation. The Company hereby assumes full responsibility for and hereby ratifies all outstanding options issued by Royal Mortgage Corporation and Davenport Ventures, Inc. Option holders of Royal Mortgage Corporation and Davenport Ventures, Inc. shall be entitled to all of the rights, preferences and privileges as outlined in their option agreements and, upon exercise, shall be entitled to common shares of the Company on a one for one basis. The holders of options in Royal Mortgage Corporation and Davenport Ventures, Inc. may exercise their options by forwarding their options to the Company with an executed exercise form and payment; once received, the Company will cause the appropriate number of common shares of the Company to be issued to the appropriate party.

14. EMPLOYMENT RIGHTS AND OTHER BENEFITS. Neither the adoption of the Plan nor the grant of options shall confer upon any employee any right to continued employment with the Company or any parent or subsidiary or affect in any way the right of the Company or such parent or subsidiary to terminate the employment of an employee at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise. Nothing in this Plan shall restrict the authority of the Board to grant stock options or to award bonuses or other benefits to employees or others otherwise than pursuant to the Plan.

15. DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION. The Board may at any time abandon the Plan or discontinue granting options under the Plan. With the consent of the optionholder, the Board may at any time cancel an existing option in whole or in part and grant another option for such number of shares as the Board specifies. The Board may at any time amend the Plan for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the stockholders of the Company by at least a majority vote at a duly held meeting (or by written consent as provided by applicable law), (a) increase the maximum number of shares for which options may be granted under the Plan, (b) change the group of employees eligible to receive options under the Plan, (c) extend the time within which Options may be granted, (d) amend the provisions of this Section 16, or
(e) make any other change in the Plan which requires stockholder approval under applicable law or regulations, including any approval requirement which is a prerequisite for exemptive relief under Section of the Securities Exchange Act of 1934, as amended. The termination or any modification or amendment of the Plan shall not adversely affect the rights of any optionholder under any option previously granted without his or her consent.

16. COMPLIANCE WITH RULE 16b-3. It is intended that the provisions of this Plan and any option granted thereunder to a person subject to the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934, as amended, shall comply in all respects with the terms and conditions of Rule 16b-3 promulgated under such Act or any successor provisions thereto. Any agreement granting options shall contain such provisions as are necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such Rule, such provision shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, shall be deemed to be null and void, as it relates to a recipient subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.

ADOPTED by the Board of Directors of Royal Financial Corporation as of the 15th day of March 1999.


                                                  /s/Mark J. Teinert   Secretary
                                                  -------------------

APPROVED by the stockholders of Royal Financial Corporation as of the _________ day of ____________, 1999.

                                          PENDING


                                                  -------------------  Secretary